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                                                                    EXHIBIT 23.2

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our report dated April 5, 2001 included in Annex F of this Registration Statement (Form S-4) dated December 3, 2001 and to all references to our Firm included in this Registration Statement.


/s/ Arthur Andersen LLP

Kansas City, Missouri,
December 3, 2001